Offer to Holders
of
5,194,489  Outstanding Warrants of
RAND LOGISTICS, INC.
to Allow Warrants to be Tendered for Exercise as follows:

For each twenty-five Warrants tendered, a holder will receive one share of Common Stock, on a cashless basis

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON OCTOBER 24, 2008.

SEPTEMBER 26, 2008

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated September 26, 2008 (the “Offer Letter” ), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by Rand Logistics, Inc., a Delaware corporation (the “Company”), for a period ending on October 24, 2008 (the “Expiration Date”), to the holders of the Company’s publicly-traded warrants (the “Warrants”) that are outstanding, which were issued by the Company in its initial public offering.  Pursuant to the Offer, Warrant holders may  tender their Warrants for shares of common stock, par value $.0001 per share (the “Common Stock”) for exercise on a cashless basis.  For each twenty-five Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of twenty-five.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than twenty-five.  Holders may also exercise their Warrants for cash during the period of the Offer in accordance with the original terms of the Warrant.

WARRANTS WHICH ARE NOT TENDERED WILL RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $5.00 EXERCISE PRICE AND EXPIRATION DATE OF OCTOBER 26, 2008.  Investing in the Company’s securities involves a high degree of risk. See “Risk Factors” in Section 12 of the enclosed Offer Letter for a discussion of information that you should consider before tendering Warrants in this Offer.

You may exercise some or all of your Warrants, and you may exercise your Warrants pursuant to the methods identified above.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than twenty-five.   Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exercise pursuant to the Offer are included as part of a unit held by you (comprised of one share of Common Stock and two Warrants, a “Unit”), you must instruct us in the accompanying letter from you to separate the Units prior to exercise.

If you tender Warrants, you may withdraw your tendered Warrants before the Expiration Date and retain them on their original terms, by following the instructions herein.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Warrants validly tendered.  In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt of the depositary of certificates for Warrants either physically or through the book-entry delivery, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, and the surrender of Warrants being tendered.

We are the owner of record of shares held for your account. As such, we are the only ones who can exercise and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exercise and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exercise any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

2.	The Offer and withdrawal rights will expire at 5 p.m., Eastern Daylight Time, on October 24, 2008.

3.	The Offer is for 5,194,489 Warrants, constituting 100% of the total number of the Company’s publicly-traded outstanding Warrants as of September 22, 2008.

4.
Tendering Warrant holders who are registered Warrant holders or who tender their shares directly to Continental Stock Transfer & Trust Company, the Depositary for the Offer, will not be obligated to pay any brokerage commissions.

5.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exercised.

If you wish to have us exercise any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exercise your Warrants, we will exercise and tender all your Warrants unless you specify otherwise on the attached Instruction Form.

NO FRACTIONAL SHARES WILL BE ISSUED IN THE OFFER. THE CASHLESS EXERCISE FEATURE REQUIRES THAT TWENTY-FIVE WARRANTS BE TENDERED FOR EACH SHARE OF COMMON STOCK, AND THE COMPANY WILL NOT ACCEPT WARRANTS IN MULTIPLES OF OTHER THAN TWENTY-FIVE.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Daylight Time, on October 24, 2008.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THIS OFFER IN ACCORDANCE WITH THE RECOMMENDATION OF A COMMITTEE COMPRISED OF INDEPENDENT MEMBERS OF THE BOARD (EACH OF WHOM OWNS LESS THAN 2,000 WARRANTS) WHICH ESTABLISHED THE MATERIAL TERMS OF THIS OFFER, INCLUDING THE EXCHANGE RATE OF TWENTY-FIVE WARRANTS FOR ONE SHARE OF COMMON STOCK.   THE INDEPENDENT COMMITTEE ESTABLISHED THE EXCHANGE RATE WITH THE ASSISTANCE OF AN INDEPENDENT FINANCIAL ADVISOR.  NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER TO EXERCISE WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF HIS, HER OR ITS WARRANTS.

INSTRUCTION FORM WITH RESPECT TO

Offer to Holders
of
5,194,489 Outstanding Warrants of

RAND LOGISTICS, INC.
to Allow Warrants to be Tendered for Exercise as follows:

For each twenty-five Warrants tendered, a holder will receive one share of Common Stock, on a cashless basis

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON OCTOBER 24, 2008.

The undersigned acknowledges receipt of your letter to clients and the enclosed Offer Letter, dated September 26, 2008 (the “Offer Letter” ), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer” ), in connection with the Offer by Rand Logistics, Inc., a Delaware corporation (the “Company”), for a period ending on October 24, 2008, to the holders of the Company’s publicly-traded warrants (the “Warrants”) that are outstanding, which were issued by the Company in its initial public offering. Pursuant to the Offer, Warrant holders may  tender their Warrants for shares of common stock, par value $.0001 per share (the “Common Stock”), for exercise on a cashless basis.  For each twenty-five Warrants tendered, the holder will receive one share of Common Stock, without paying a cash exercise price.  A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of twenty-five.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than twenty-five.

The undersigned hereby instructs you to exercise the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐
Please check if any or all of your Warrants being exercised are part of a unit (consisting of one share of Common Stock and two Warrants, a “Unit” ).  As the Warrants you are being instructed to exercise pursuant to the Offer are held as part of a Unit, please separate the Unit and undertake all actions necessary to allow for the exercise of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be exercised by you for the account of the undersigned:

** Warrants exercised pursuant to Cashless Tender

________________

**
Unless otherwise indicated, it will be assumed that all Warrants that can be exercised pursuant to the Offer and held by us for your account are to be exercised.  No fractional shares will be issued in the offer and the Company will not accept Warrants in multiples of other than twenty-five.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

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